                                                            Exhibit - (P)(i)(ii)


CODE OF ETHICS

I.       INTRODUCTION

         Each of the Van Kampen Open-End Funds currently offering shares to the public, each Van Kampen Unit Investment Trust ("UIT") currently offering units to the public, and each Van Kampen Closed-End Fund (each a "Fund" and collectively the "Funds"), Van Kampen Asset Management Inc. ("Asset Management"), Van Kampen Investment Advisory Corp. ("Advisory Corp."), Van Kampen Advisors Inc. ("Advisors Inc."), and Van Kampen Management Inc. ("Management Inc.") (each of Asset Management, Advisory Corp., Advisors Inc. and Management Inc. are sometimes referred herein as the "Adviser" or collectively as the "Advisers") and Van Kampen Funds Inc. (the "Distributor") (the Advisers and the Distributor are collectively referred to as "Van Kampen") has adopted this Code of Ethics. The Advisers are fiduciaries that provide investment advisory services to the Funds and private investment management accounts, and the Distributor acts as the principal underwriter for the Funds and the sponsor of Funds that are UITs, as the case may be.

I.       GENERAL PRINCIPLES

         A.       Shareholder and Client Interests Come First

                  Every trustee/director, officer and employee of a Fund and every director, officer and employee of Van Kampen owes a fiduciary duty to the investment account and the respective investors of such Fund or private investment management account (collectively, the "Clients"). This means that in every decision relating to investments, such persons must recognize the needs and interests of the Client and be certain that at all times the Clients' interests are placed ahead of any personal interest of such person.

         B.       Avoid Actual and Potential Conflicts of Interest

                  The restrictions and requirements of this Code are designed to prevent behavior that conflicts, potentially conflicts or raises the appearance of an actual or potential conflict with the interests of Clients. It is of the utmost importance that the personal securities transactions of trustee/directors, officers and employees of a Fund and directors, officers and employees of Van Kampen be conducted in a manner consistent with both the letter and spirit of the Code, including these principles, to avoid any actual or potential conflict of interest or any abuse of such person's position of trust and responsibility.


         C.       Avoiding Personal Benefit

                  1. Trustee/directors, officers and employees of the Funds and directors, officers and employees of Van Kampen should ensure that they do not acquire personal benefit or advantage as a result of the performance of their normal duties as they relate to Clients. Consistent with the principle that the interests of Clients must always come first is the fundamental standard that personal advantage deriving from management of Clients' money is to be avoided.

II.      OBJECTIVE

         Section 17(j) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), makes it unlawful for certain persons associated with investment companies to engage in conduct which is deceitful, fraudulent or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of a security held or proposed to be acquired by an investment company. In addition, Section 204A of the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), requires investment advisers to establish, maintain and enforce written policies and procedures designed to prevent misuse of material non- public information. The objective of this Code is to require trustee/directors, officers and employees of the Funds and directors, officers and employees of Van Kampen to conduct themselves in accordance with the general principles set forth above, as well as to prevent trustee/directors, officers and employees of the Funds or the Distributor from engaging in conduct prohibited by the Investment Company Act and directors, officers and employees of the Advisers from engaging in conduct prohibited by the Investment Company Act and the Investment Advisers Act.

III.     DEFINITIONS

         A. "Access Person," means (i) with respect to the Van Kampen Open-End and Closed-End Funds, (a) any trustee/director or officer of a Fund, (b) any director or officer of a Fund's Adviser, (c) any employee of a Fund or the Fund's Adviser (or any company in a control relationship to the Fund or Adviser) who, in connection with such person's regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a

                  Covered Security by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; (d) any natural person in a control relationship to the Fund or the Fund's Adviser who obtains information concerning recommendations made to a Client with regard to the purchase or sale of a Covered Security by such Client, and (e) any director or officer of the Distributor, who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of a Covered Security by a Client for which it acts as principal underwriter, or whose functions relate to the making of any recommendations with respect to such purchases or sales and
                  (ii) with respect to UITs, (a) any officer, director or employee of the Distributor, when the Distributor is acting as the sponsor of a Fund that is a UIT, who, in connection with such person's regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by a Client or whose functions relate to the making of any recommendations with respect to the composition of the Fund; and (b) and natural person in a control relationship to the Distributor who obtains information concerning recommendations made to a Client with regard to the purchase or sale of a Covered Security by such Client or the composition of the Fund.

         B. "Beneficial Ownership" is interpreted in the same manner as it is under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in determining whether a person is the beneficial owner of a security for purposes of
                  Section 16 of the 1934 Act and the rules and regulations thereunder, which includes "any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in" a security. The term "pecuniary interest" is further defined to mean "the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities." "Beneficial ownership" includes (i) securities held by members of a person's immediate family sharing the same household and includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law" and includes adoptive relationships and (ii) a right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

                  Any report required to be made by this Code may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect Beneficial Ownership in the security to which the report relates.

         C. "Board of Directors/Trustees" means the directors/trustees of each Fund, or with respect to a Fund that is a UIT, the Fund's principal underwriter or sponsor.

         D. "Chief Compliance Officer" is the individual set forth in Exhibit A.

         E. "Client" means each Fund and each private management account or investment account over which Van Kampen exercises investment discretion.

         F. "Code of Ethics Review Committee" consists of the individuals set forth in Exhibit A.

         G. "Control" has the same meaning as in Section 2(a)(9) of the Investment Company Act.

         H. "Covered Security" refers not only to the instruments set forth in Section 2(a)(36) of the Investment Company Act but to any instrument into which such instrument may be converted or exchanged, any warrant of any issuer that has issued the instrument and any option written relating to such instrument, provided, however, that it does not include: (a) any direct obligation of the United States Government, (b) banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and (c) shares issued by any open-end investment companies registered under the Investment Company Act.

         I. "Disinterested Trustee/Director" means a trustee or director of a Fund who is not an "interested person" of such Fund within the meaning of Section 2(a)(19) of the Investment Company Act.

         J. "Employee Account" means any brokerage account or unit investment trust account in which the Van Kampen Employee has any direct or indirect beneficial ownership.

         K.       "General Counsel" is the individual set forth in Exhibit A.

         L. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, as amended (the "Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         M. "Limited Offering" is an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) of the Securities Act or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act.

         N. "Portfolio Manager" means any person who exercises investment discretion on behalf of an Adviser for a Client, including those persons who are involved in determining, or have knowledge concerning, the composition of the portfolios of Funds that are UITs prior to deposit.

         O. "Van Kampen Employee" includes any director, officer or employee of Van Kampen.

IV.      STANDARDS OF CONDUCT FOR PERSONAL SECURITIES TRANSACTIONS

         A.       Van Kampen Employee Brokerage Accounts

                  1. All brokerage accounts of Van Kampen Employees must be maintained through Morgan Stanley Dean Witter ("MSDW") and/or Morgan Stanley Dean Witter Online ("MSDWO"). No other brokerage accounts are permitted unless permission is granted by the Chief Compliance Officer or General Counsel.

                           If any Van Kampen Employee maintains accounts outside MSDW or MSDWO, such person must transfer such accounts to a MSDW branch or MSDWO within 120 days from their date of hire.

                           a) Each Van Kampen Employee must identify and disclose on his or her date of hire to the appropriate person in the compliance department as set forth in Exhibit A, in writing, of their MSDW and MSDWO brokerage accounts, or, if applicable, their outside brokerage accounts. The Van Kampen compliance department shall direct, and the employee shall consent in writing to such direction, the brokerage firm to provide duplicate confirmations and account statements to the Van Kampen compliance department.

                                    (1)      Van Kampen Employees shall obtain
                                             written consent from the
                                             appropriate person in the Van
                                             Kampen compliance department as set
                                             forth in Exhibit A before opening a
                                             brokerage account.

         B.       Pre-Clearance

                  1. Except as set forth below, all Van Kampen Employees must pre-clear purchases or sales of Covered Securities in their Employee Accounts with the appropriate person in the Van Kampen compliance department as set forth in Exhibit A.

                  2.       Exceptions from the Pre-Clearance Requirement

                           a) Persons otherwise subject to pre-clearance are not required to pre-clear the acquisition of the following Covered
                                    Securities:

                                    (1)      Covered Securities acquired through
                                             automatic reinvestment plans.

                                    (2)      Covered Securities acquired through
                                             employee purchase plans.

                                    (3)      Covered Securities acquired through
                                             the exercise of rights issued by an
                                             issuer pro-rata to all holders of
                                             a class of its securities, to the
                                             extent such rights were acquired
                                             from such issuer, and sales of such
                                             rights so acquired.

                                    (4)      A purchase or sale of Covered
                                             Securities which is non-volitional
                                             on the part of the Employee (for
                                             example, a purchase or sale
                                             effected by an investment manager
                                             for a pension or retirement plan,
                                             other than an individual retirement
                                             account, in which an Employee is a
                                             beneficiary).(3)

                                    (5)      Morgan Stanley Dean Witter & Co.
                                             common stock (including exercise of
                                             stock option grants),

                                             (a)      The restrictions imposed
                                                      by Morgan Stanley Dean
                                                      Witter & Co. on senior
                                                      management and other
                                                      persons in connection with
                                                      transactions in such stock
                                                      are not affected by this
                                                      exemption.

                                             (b)      Transactions by Access
                                                      Persons in Morgan Stanley
                                                      Dean Witter & Co. common
                                                      stock remain subject to
                                                      the initial, quarterly and
                                                      annual reporting
                                                      requirements of Part V(D)
                                                      of the Code.

                                    (6)      Units in unit investment trusts.
                                             Transactions by Access Persons in
                                             units of unit investment trusts
                                             remain subject to the initial,
                                             quarterly and annual reporting
                                             requirements of Part V(D) of the
                                             Code.

         3. Pre-cleared securities transactions must be effected on a timely basis.

                  a) All approved Covered Securities transactions must take place between the hours of 9:30 a.m. and 4:00 p.m. (New York time). Trading after hours is prohibited. If the transaction is not completed between 9:30 a.m. and 4:00 p.m. on the date of pre-clearance, a new pre-clearance must be obtained.

                  b) Purchases through an issuer direct purchase plan must be pre-cleared on the date the purchaser writes the check to the issuer's agent.

                           (1) Authorization for purchases through an issuer direct purchase plan are effective until the issuer's agent purchases the Covered Securities.

         4.       Pre-Clearance Procedure

                  a) Van Kampen Employees shall pre-clear their transactions by submitting a Trade Authorization Form (a copy of which is attached as Exhibit B) to the appropriate persons in the compliance department as set forth in Exhibit A.

                           (1) The compliance department shall pre-clear the purchase or sale of a Covered Security if the transaction does not violate the Code.

                                    (a)      The compliance department shall
                                             verify that the transaction is in
                                             compliance with the Code.

                                    (b)      The compliance department shall
                                             sign the Trade Authorization Form.

                                    (c)      The compliance department shall
                                             communicate authorization of the
                                             trade to the Van Kampen Employee.

                                    (d)      The time at which the trade
                                             authorization is communicated to
                                             the Van Kampen Employee shall be
                                             documented on the Trade
                                             Authorization Form by the Legal and
                                             Compliance Department.

                                    (e)      The compliance department shall
                                             maintain the originally executed
                                             Trade Authorization Form. A copy of
                                             the executed Trade Authorization
                                             Form will be forwarded to the Van
                                             Kampen Employee.

                                    (f)      The compliance department shall
                                             review all Van Kampen Employee
                                             duplicate confirmations and
                                             statements to verify that all
                                             personal transactions in Covered
                                             Securities have been properly
                                             pre-cleared.

         C.       Other Restrictions

                  1. Van Kampen Employees shall not purchase or sell a Covered Security on a day during which a Client, with the exception of a UIT, has a pending purchase or sale order in that same Covered Security, or with respect to a UIT Client, on the initial date of deposit when the UIT Client has a pending order in that same Covered Security.

                  2. Van Kampen Employee trades for which pre-clearance has been obtained, including short sales and permissible option trades, are subject to a 30-day holding period from the trade date.

                  3. Van Kampen Employees are prohibited from trading in futures, options on futures, and forward contracts. Van Kampen Employees may trade listed equity and index options and equity warrants, however, there is a 30-day holding period from the trade date. In addition, Van Kampen Employees are also prohibited from trading in warrants or options (with the exception of listed warrants or options) on physical commodities and currencies.

                  4. Van Kampen Employees shall not enter into limit orders that extend beyond one day.

                  5. Van Kampen Employees shall not participate in an investment club.

                  6. Van Kampen Employees shall not purchase shares of an investment company that is managed by Van Kampen if such investment company is not generally available to the public.

                  7. Van Kampen Employees shall not purchase shares of an open end investment company that is managed by Van Kampen if as a result of such purchase the Van Kampen Employee shall own 1% or more of the assets of such investment company.

                  8. Van Kampen Employees are prohibited from the following activities unless they have obtained prior written approval from the Code of Ethics Review
                           Committee:

                           a) Van Kampen Employees may not purchase a Covered Security in a private placement or any other Limited Offering.

                           b) Van Kampen Employees may not serve on the boards of directors of a public or private company. Requests to serve on the board of a religious, charitable or educational organization as set forth in Section 503(c) of the IRS Code will generally be approved.

                  9. Van Kampen Employees shall not purchase Covered Securities during an initial or secondary public offering.

                  10.      Annual Reporting:

                           a) Van Kampen Employees shall furnish a report to the Chief Compliance Officer showing (i) the date of the report, (ii) the title, number of shares and principal amount of each Covered Security in which the Van Kampen Employee has direct or indirect Beneficial Ownership as of a date no more than 30 days prior to the date of the report, and (iii) the name of any broker, dealer or bank with an account holding any securities for the direct or indirect benefit of the Van Kampen Employee as of a date no more than 30 days prior to the date of the report.

                           b) With respect to any transactions in Covered Securities that the Van Kampen Employee has made in the previous year in which the Van Kampen Employee had direct or indirect Beneficial Ownership, a report showing (i) the date of the report; (ii) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved; (iii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (iv) the price at which the transaction was effected; and (v) the name of the broker, dealer or bank with or through which the transaction was effected; and

                           c) With respect to any account established by the Van Kampen Employee in which any securities were held during the year for direct or indirect benefit of the Van Kampen Employee, a report showing (i) the date of the report; (ii) the name of the broker, dealer or bank with which established the account; and (iii) the date the account was established.

                           d) Exclusion: A Van Kampen Employee need not make an annual transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, the Adviser and the Distributor with respect to the Van Kampen Employee in the time period required above if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, the Adviser and the Distributor.


                  D.       Responsibilities of Access Persons

                           The following prohibitions and reporting obligations are applicable to Access Persons.


                           1. Access Persons, with the exception of a Disinterested Trustee/Director, shall not sell a Covered Security purchased within the previous 60 calendar days from the trade date, except that a Covered Security held for at least 30 days from the trade date may be sold at a loss or no gain. Any profits realized on trades executed within the 60-day holding period shall be disgorged to the Client or a charitable organization as determined by the Chief Compliance Officer.

                           2. Initial/Annual Reporting: Within ten days after becoming an Access Person and thereafter, annually at the end of the calendar year, each Access Person must furnish a report to the Chief Compliance Officer showing (i) the date of the report,
                                    (ii) the title, number of shares and
                                    principal amount of each Covered Security in which the Access Person has direct or indirect Beneficial Ownership on the date such person become an Access Person (for initial reports) or as of a date no more than 30 days prior to the date of the report (for annual reports) and (iii) the name of any broker, dealer or bank with an account holding any securities for the direct or indirect benefit of the Access Person as of the date such person became an Access Person (for initial reports) or as of a date no more than 30 days prior to the date of the report (for annual reports).

                                    a)       Exclusion: A Disinterested
                                             Trustee/Director who would be
                                             required to make this report solely
                                             by reason of being a Fund
                                             trustee/director is excluded from
                                             the initial and annual reporting
                                             requirement for Access Persons.

                           3. Quarterly Reporting: On a calendar quarterly basis, each Access Person must furnish a report to the Chief Compliance Officer within ten days after the end of each calendar quarter, on forms sent to the Access Person each quarter:

                                    a)       With respect to any transactions in
                                             Covered Securities that the
                                             Employee has made in the previous
                                             calendar quarter in which the
                                             Access Person had direct or
                                             indirect Beneficial Ownership, a
                                             report showing (i) the date of the
                                             report; (ii) the date of the
                                             transaction, the title, the
                                             interest rate and maturity date (if
                                             applicable), the number of shares,
                                             and the principal amount of each
                                             Covered Security involved; (iii)
                                             the nature of the transaction
                                             (i.e., purchase, sale or any other
                                             type of acquisition or
                                             disposition); (iv) the price at
                                             which the transaction was effected;
                                             and (v) the name of the broker,
                                             dealer or bank with or through
                                             which the transaction was effected;
                                             and

                                    b)       With respect to any account
                                             established by the Access Person in
                                             which any securities were held
                                             during the quarter for direct or
                                             indirect benefit of the Access
                                             Person, a report showing (i) the
                                             date of the report; (ii) the name
                                             of the broker, dealer or bank with
                                             which established the account; and
                                             (iii) the date the account was
                                             established.

                                    c)       Exclusion: A Disinterested
                                             Trustee/Director who would be
                                             required to make this report solely
                                             by reason
                                             of being a Fund trustee/director is
                                             excluded from the quarterly
                                             reporting requirement for Access
                                             Persons unless the trustee/director
                                             knew or, in the ordinary course of
                                             fulfilling his or her official
                                             duties as a Fund trustee/director,
                                             should have known that during the
                                             15-day period immediately before
                                             or after the trustee/director's
                                             transaction in a Covered Security,
                                             the Fund purchased or sold the
                                             Covered Security, or the Fund or
                                             its investment adviser considered
                                             purchasing or selling the Covered
                                             Security.

                                    d)       Exclusion: An Access Person need
                                             not make a quarterly transaction
                                             report if the report would
                                             duplicate information contained in
                                             broker trade confirmations or
                                             account statements received by the
                                             Fund, the Adviser and the
                                             Distributor with respect to the
                                             Access Person in the time period
                                             required above if all of the
                                             information required by that
                                             paragraph is contained in the
                                             broker trade confirmations or
                                             account statements, or in the
                                             records of the Fund, the Adviser
                                             and the Distributor.

                  A.       Additional Responsibilities of Portfolio Managers

                           In addition to the requirements set forth above for Van Kampen Employees and Access Persons, the following additional requirements are applicable to Portfolio Managers.

                           1. A Portfolio Manager, including individuals involved in determining the composition of the portfolios of Funds that are UITs or who have knowledge of a composition of a UIT portfolio before deposit (a "UIT Portfolio Manager"), may not buy or sell a Covered Security within 7 calendar days before or after any Client, over which such Portfolio Manager exercises investment discretion, trades in such Covered Security.

                           2. A Portfolio Manager may not purchase shares of a closed-end investment company over which such Portfolio Manager exercises investment discretion.

                  A.       Insiders

                           1. Each Van Kampen Employee shall comply with all laws and regulations, and prohibitions against insider trading. Trading on or communicating material non-public information, or "inside information," of any sort, whether obtained in the course of research activities, through a Client relationship or otherwise, is strictly prohibited.

                           2. Van Kampen Employees shall not disclose any non-public information relating to a Client's account portfolio or transactions or to the investment recommendations of Van Kampen, nor shall any Van Kampen Employee disclose any non- public information relating to the business or operations of the members of Van Kampen, unless properly authorized to do so by the Chief Compliance Officer or General Counsel.

                           3. No Van Kampen Employee who is required to file a statement of ownership pursuant to
                                    Section 16 of the Exchange Act may purchase or sell or sell and purchase a company-sponsored closed-end investment company within a six month period and realize a profit on such transaction.

                  B.       Exceptions

                           1. Notwithstanding the foregoing, the Chief Compliance Officer or his or her designee, in keeping with the general principles and objectives of this Code, may refuse to grant clearance of a personal transaction in their sole discretion without being required to specify any reason for the refusal.

                           2.       Upon proper request by a Van Kampen
                                    Employee, a Code of Ethics Review Committee
                                    (the "Committee") will consider for relief or exemption from any restriction, limitation or procedure contained herein, which restriction, limitation or procedure is claimed to cause a hardship for such Van Kampen Employee. The Chief Compliance Officer will in his sole discretion determine whether the request is appropriate for consideration by the Committee. The Committee shall meet on an ad hoc basis, as deemed necessary upon the Van Kampen Employee's written request outlining the basis for his or her request for relief. The decision regarding such relief or exemption is within the sole discretion of the Committee.

         I.       ADMINISTRATION OF THE CODE

                  A. The administration of this Code shall be the responsibility of the Chief Compliance Officer or his or her designee whose duties shall include:

                           1. Continuously maintaining a list of all current Access Persons who are under a duty to make reports or pre-clear transactions under this Code.

                           2. Providing each such person with a copy of this Code and informing them of their duties and obligations hereunder.

                           3.       Reviewing all quarterly securities
                                    transactions and holdings reports required to be filed pursuant to this Code, and maintaining a record of such review, including the name of the compliance personnel performing the review.

                           4. Reviewing all initial and annual securities position reports required to be filed pursuant to this Code, and maintaining a record of such review, including the name of the compliance personnel performing the review.

                           5. Preparing listings of all transactions effected by persons subject to reporting requirements under the Code and comparing all reported personal securities transactions with completed portfolio transactions of the Client to determine whether a violation of this Code may have occurred.

                           6.       Conducting such inspections or
                                    investigations as shall reasonably be
                                    required to detect and report any apparent violations of this Code to any person or persons appointed by Van Kampen to deal with such information and to the Fund's Board of Directors/Trustees.

                           7. Submitting a written report, no less frequently than annually, to the Board of Directors/Trustees of each Fund and sponsor of Funds that are UITs containing a description of issues arising under the Code or procedures since the last report, including, but not limited to, material violations of the Code or procedures and sanctions imposed in response to material violations.

                           8.       Submitting a certification, no less
                                    frequently than annually, to the Board of Directors/Trustees of each Fund from the Fund, the respective Adviser and the Distributor that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

         II.      RECORDS

                  The Fund, the Advisers and the Distributor shall, at its principal places of business, maintain records of the following:

                  A. A copy of any code of ethics adopted by such entity that is and has been in effect during the past five years must be maintained in an easily accessible place;

                  B. A copy of any record or report of any violation of the code of ethics of such entity and any action taken thereon maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

                  C. A copy of each report made by an Access Person as required by this Code, including any information provided in lieu of the reports and all Trade Authorization Forms, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

                  D. A record of all persons, currently or within the past five years, who are or were required to make reports under this Code, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

                  E. A copy of each written report required to be provided to the Board of Directors/Trustees of each Fund containing a description of issues arising under the Code or procedures since the last report, including, but not limited to, material violations of the Code or procedures and sanctions imposed in response to material violations must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

                  F. A Fund or investment adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by an Access Person of securities in an Initial Public Offering or in a Limited Offering.

                  G. A copy of any decision and reasons supporting such decision to approve a pre-clearance transaction pursuant to this Code, made within the past five years after the end of the fiscal year in which such approval is granted.

         I.       SANCTIONS

                  Upon discovering a violation of this Code, Van Kampen may impose such sanctions as it deems appropriate, including, but not limited to, a reprimand (orally or in writing), fine, demotion, and suspension or termination of employment. The General Counsel of Van Kampen, in his sole discretion, is authorized to determine the choice of sanctions to be imposed in specific cases, including termination of employment of any Employee.

         II.      APPROVAL OF CODE OF ETHICS

                  A. Van Kampen shall provide to the Board of Directors/Trustees of each Fund and sponsor of Funds that are UITs the following:

                           1. A copy of the Fund's Code, the Adviser's Code and the Distributor's Code for such Board's review and approval.

                           2. Promptly, a copy of any amendments to such Codes.

                           3. Upon request, copies of any reports made pursuant to the Code by any person as to an investment company client.

                           4.       Immediately, without request by an
                                    investment company client, all material
                                    information regarding any violation of the Code by any person as to such investment company client.

                           5. Certification, no less frequently than annually, to the Board of Directors/Trustees of each Fund from the Fund, the respective Adviser and the Distributor that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

                  B. Prior to adopting this Code, the Board of Trustees/Directors of each Fund, including a majority of Disinterested Trustee/Directors, if applicable, reviewed and approved this Code with respect to the Fund, each adviser of the Fund and the Distributor of the Fund, including all procedures or provisions related to the enforcement of this Code. The Board based its approval of this Code on, among other things, (i) certifications from the Fund, the respective Adviser and the Distributor that it has adopted procedures reasonably necessary to prevent violations of the Code and (ii) a determination that such Code is adequate and contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1(b).

         III.     EFFECTIVE DATE

                  All Van Kampen Employees are required to sign a copy of this Code indicating their agreement to abide by the terms of the Code.

                  In addition, Van Kampen Employees will be required to certify annually that (i) they have read and understand the terms of this Code and recognize the responsibilities and obligations incurred by their being subject to this Code, and (ii) they are in compliance with the requirements of the Code.


         Effective this 1st day of September, 2000.

                                   EXHIBIT "A"


I.    "Chief Compliance Officer" is Don Andrews.

II. "Code of Ethics Review Committee" shall consist of the Chief Compliance Officer and General Counsel.

III.  "General Counsel" is A. Thomas Smith III.

IV. Brokerage Accounts - The persons in the Compliance Department to notify of brokerage accounts are:

      Houston and Kansas City:  Pam Robertson          Phone: (713) 438-4210
                                                       Fax:   (713) 438-3115

      All other locations:      Virginia Rodrigues     Phone: (630) 684-6260
                                                       Fax:   (630) 684-6830

V. Pre-Clearance - The persons in the Compliance Department to pre-clear securities in an Employee Account are:

      Houston and Kansas City:  Pam Robertson          Phone: (713) 438-4210
                                Waverly Banks                 (713) 438-4449
                                                       Fax:   (713) 438-3115

      All other Locations:      Amy Tucek              Phone: (630) 684-6035
                                Sue Pittner                   (630) 684-6393
                                                       Fax:   (630) 684-6830

VI.   Questions                 Theresa Renn           Phone: (630) 684-6849